Calculation of Filing Fee Tables
S-3
Redwire Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock, $0.0001 par value per share	457(r)				0.0001531
Fees to be Paid	3	Equity	Warrants	457(r)				0.0001531
Fees to be Paid	4	Other	Subscription Rights	457(r)				0.0001531
Fees to be Paid	5	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 14,315.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	a. An indeterminate number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. b. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee.

[2]	See note 1a. and 1b.

[3]	See note 1a. and 1b.

[4]	See note 1a. and 1b.

[5]	See note 1a. and 1b.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Redwire Corp	S-3	333-274375	09/06/2023		$ 14,315.00	Unallocated (Universal) Shelf			$ 129,904,575.00
Fee Offset Sources	2	Redwire Corp	S-3	333-274375		09/06/2023						$ 14,315.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously registered an indeterminate amount of securities having an aggregate offering price up to $400,000,000, pursuant to a Registration Statement on Form S-3 (Registration No. 333-274375) filed with the Securities and Exchange Commission on September 6, 2023 (the "Prior Registration Statement") and declared effective on September 14, 2023. As of the date of this registration statement, the registrant sold an aggregate of $270,095,425, representing $29,765 in registration fees, of such securities under the Prior Registration Statement, leaving the balance of $129,904,575, representing $14,315 in registration fees, of such unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $14,315 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder will continue to be applied to these securities included in this registration statement, and the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Offset Note
[2]	See note 1b.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A